As filed with the Securities and Exchange Commission on October __, 2002
                                   Registration No. 333-______________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           ------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                           ------------

                      ELIZABETH ARDEN, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

                    Florida                                   59-0914138
(State or Other Jurisdiction of Incorporation              (I.R.S. Employer
               or Organization)                           Identification No.)

                      14100 N.W. 60th Avenue
                   Miami Lakes, Florida  33014
                          (305) 818-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
            Registrant's Principal Executive Offices)

                         Oscar E. Marina
       Senior Vice President, General Counsel and Secretary
                      Elizabeth Arden, Inc.
                      14100 N.W. 60th Avenue
                   Miami Lakes, Florida  33014
                          (305) 818-8114
(Name, Address, Including Zip Code, and Telephone Number, Including
                 Area Code, of Agent for Service)


     Elizabeth Arden, Inc. 2002 Employee Stock Purchase Plan
                     (Full Title of the Plan)

                 Copies of all communications to:
                        Jonathan L. Awner
                Akerman, Senterfitt & Eidson, P.A.
                 One S.E. 3rd Avenue, 28th Floor
                    Miami, Florida 33131-1704
                          (305) 374-5600

                 CALCULATION OF REGISTRATION FEE

                                                 Proposed      Proposed
                                                 Maximum       Maximum
                                                 Offering      Aggregate     Amount of
         Title of              Amount to be      Price Per     Offering      Registration
Securities to be Registered    Registered (1)    Share (2)     Price (2)     Fee
---------------------------   ----------------   ---------     ----------    ------------
Common Stock, par value
  $.01 per share              1,000,000 shares   $10.67        $10,665,000   $981.18
-----------------------------------------------------------------------------------------

(1)  This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Elizabeth Arden,
     Inc. 2002 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

                              PART I

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Elizabeth Arden, Inc. 2002 Employee Stock Purchase Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof will be available to participants in the stock purchase plan, without charge, upon written or oral request. Any such request should be directed to Elizabeth Arden, Inc., 200 First Stamford Place, Stamford, Connecticut 06902, Attention: Senior Vice President, Finance and Corporate Development, telephone: (203) 462-5809.


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
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                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                   (Not Required in Prospectus)


Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Elizabeth Arden, Inc. with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

         (a) Our Annual Report on Form 10-K for the fiscal year ended January 31, 2002;
         (b)  Our Quarterly Report on Form 10-Q for the quarter ended
              April 27, 2002;
         (c)  Our Quarterly Report on Form 10-Q for the quarter ended
              July 27, 2002;
         (d)  Our Current Reports on Form 8-K filed on March 15, 2002,
              June 7, 2002 and September 6, 2002; and
         (e) The description of our common stock contained in the Registration Statement on Form 8-A filed with the Commission on September 4, 1997, as amended by the Amendment to Registration Statement on Form 8-A, filed with the Commission on September 30, 1997, and any amendment or report filed with the Commission for the purpose of updating such description.

         In addition, all documents filed by the company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of the Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Elizabeth Arden's Amended and Restated Articles of Incorporation provide that it shall indemnify all directors and officers of the company, as well as any agents or employees (other than officers) of the company with whom the company has agreed to grant indemnification, to the fullest extent permitted by law. This indemnification includes advances by the company of costs, charges and expenses (including attorney's fees) incurred by an indemnified person in defending a civil or criminal suit, action or proceeding upon receipt of an undertaking from such person to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the company, and upon satisfaction of other conditions established from time to time by the Board of Directors or which may be required by law.

         Section 607.0850(1) of the Florida Business Corporation Act ("FBCA") provides that a Florida corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the

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corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if that person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Under Section 607.0850, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith.

         Indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made only as authorized in the specific case upon a determination that indemnification of the indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made by (i) a majority vote of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceedings, (ii) independent legal counsel selected by a majority vote of the directors who were not parties to the proceeding or committee of directors (or selected by the full board if a quorum or committee cannot be obtained), or (iii) the affirmative vote of the majority of the corporation's shareholders who were not parties to the proceeding. Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit;
(iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Section 607.0850 of the FBCA further provides that: (i) indemnification provided pursuant to Section 607.0850 is not exclusive and
(ii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

         Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act,


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
regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

         Elizabeth Arden maintains directors' and officers' liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
    4.1 --     Amended and Restated Articles of Incorporation of the company
               (incorporated herein by reference to Exhibit 3.1 filed as part of the company's Form 8-K dated February 7, 2001).

    4.2 -- Amended and Restated By-laws of the company (incorporated herein by reference to Exhibit 3.3 filed as part of the company's Form 10-Q for the quarter ended October 31, 2000).

    4.3 -- Elizabeth Arden, Inc. 2002 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit A of the company's Definitive Proxy Statement on Schedule 14A relating to the company's 2002 Annual Meeting of Shareholders filed with the Commission on May 17, 2002).

    4.4 --     Form of certificate of common stock of the company
               (incorporated herein by reference to Exhibit 4.1 filed as part of the company's Registration Statement on Form S-3/A filed with the Commission on November 30, 2001).

    5.1 --     Opinion of Akerman, Senterfitt & Eidson, P.A.

   23.1 --     Consent of Deloitte & Touche LLP.

   23.2 --     Consent of PricewaterhouseCoopers LLP.

   23.3 -- Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

   24.1 -- Powers of Attorney (included as part of the signature page hereto).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


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
                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, duly authorized, in the City of Miami Lakes, State of Florida, on October 16, 2002.


                                     ELIZABETH ARDEN, INC.

                                     By:  /s/  E. Scott Beattie
                                        --------------------------
                                        E. Scott Beattie
                                        Chairman of the Board, President and
                                        Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints E. Scott Beattie and Oscar E. Marina his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

            Signature                  Title                     Date
            ---------                  -----                     ----

    /s/ E. Scott Beattie     Chairman of the Board,          October 16, 2002
    --------------------      President and Chief
    E. Scott Beattie          Executive Officer
                              (Principal Executive Officer)

    /s/ Stephen J. Smith     Executive Vice President and    October 16, 2002
    --------------------      Chief Financial Officer
    Stephen J. Smith          (Principal Financial and
                              Accounting Officer)


    /s/ Fred Berens                    Director              October 16, 2002
    ---------------
    Fred Berens


    /s/ George Dooley                  Director              October 16, 2002
    -----------------
    George Dooley

    /s/ Richard C. W. Mauran           Director              October 16, 2002
    ------------------------
    Richard C. W. Mauran


    /s/ William M. Tatham              Director              October 16, 2002
    ---------------------
    William M. Tatham


    /s/ J. W. Nevil Thomas             Director              October 16, 2002
    ----------------------
    J. W. Nevil Thomas

                          EXHIBIT INDEX



EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
    4.1 --     Amended and Restated Articles of Incorporation of the company
               (incorporated herein by reference to Exhibit 3.1 filed as part of the company's Form 8-K dated February 7, 2001).

    4.2 -- Amended and Restated By-laws of the company (incorporated herein by reference to Exhibit 3.3 filed as part of the company's Form 10-Q for the quarter ended October 31, 2000).

    4.3 -- Elizabeth Arden, Inc. 2002 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit A of the company's Definitive Proxy Statement on Schedule 14A relating to the company's 2002 Annual Meeting of Shareholders filed with the Commission on May 17, 2002).

    4.4 --     Form of certificate of common stock of the company
               (incorporated herein by reference to Exhibit 4.1 filed as part of the company's Registration Statement on Form S-3/A filed with the Commission on November 30, 2001).

    5.1 --     Opinion of Akerman, Senterfitt & Eidson, P.A.

   23.1 --     Consent of Deloitte & Touche LLP.

   23.2 --     Consent of PricewaterhouseCoopers LLP.

   23.3 -- Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

   24.1 -- Powers of Attorney (included as part of the signature page hereto).


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